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Exhibit 99.1

PRESS RELEASE

        LOS ANGELES, CA, January 24, 2003—Magnetek, Inc. (NYSE: MAG) today announced that it has completed asset impairment tests conducted in accordance with recently enacted U.S. accounting standards. Magnetek reported that it was conducting such tests, principally involving Goodwill valued at approximately $35 million, in its fiscal 2003 first-quarter earnings announcement on October 23, 2002. As reported at that time, the tests were occasioned by equity market declines and depressed conditions in certain of Magnetek's markets, most notably telecommunications.

        Results of the tests indicate Goodwill impairment of $33.4 million associated exclusively with telecom power businesses acquired by Magnetek in 2000 and 2001, reflecting estimates of the present market value of the businesses compared with their carrying value. In connection with the Goodwill impairment tests and in light of current market conditions, it was further determined that $5.6 million should also be recorded for impairment in the value of accounts receivable, inventories and fixed assets associated with the acquired operations.

        As announced last October, the Company will report these charges, totaling $39.0 million or $1.66 per share, in the results of its fiscal second quarter. Magnetek chief executive Andrew Galef commented, "Telecom remains one of our most important markets, and we expect it to recover in due course."

        Magnetek recorded net income of $15.7 million and earnings of $.67 per share in the first quarter of fiscal 2003, ended September 30, 2002. The Company will announce the results of its December quarter and the first half of fiscal 2003 on January 31, 2003 before commencement of trading on the New York Stock Exchange. At 11:00 a.m. Eastern time, management will host a conference call with analysts and investors to discuss the results. The call will be available on the Internet via V-Call www.vcall.com and Magnetek's website www.magnetek.com. Those interested in listening should register 10 minutes early to download and install any necessary audio software. For those who cannot listen to the live webcast, a replay will be available on the "Investor Information" page of Magnetek's website through February 7, 2003.

        Magnetek, Inc. manufactures digital power supplies and systems used in distributed power generation, industrial controls, medical electronics, semiconductor processing, consumer products, transportation, communications, information technology and other applications requiring highly reliable, precise, energy-efficient power. The Company operates manufacturing and research facilities in North America, Europe and Asia, employs approximately 1,500 people and reported total revenue of $188 million in fiscal 2002, ended on June 30, 2002.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's anticipated financial results for the second quarter of the fiscal year ending June 30, 2003 and expectations regarding anticipated recovery in certain markets served by the Company. These forward-looking statements are based on the Company's expectations and are subject to a number of risks and uncertainties, many of which cannot be predicted or quantified and are beyond the Company's control. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. These risks and uncertainties include unanticipated financial results of operations, audit-related findings and their effect on the Company's expected financial results, the lack of certainty as to when and how market recoveries may manifest themselves and the actual effect such recoveries will have on the Company. Other factors that could cause actual results to differ materially from expectations are described in the Company's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

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PRESS RELEASE